Exhibit 99.1

Checkpoint Systems, Inc. 101 Wolf Drive Thorofare, NJ 08086 USA Tel.: +800-257-5540 Fax: +856-848-0937 www.checkpointsystems.com

News

COMPANY CONTACT:

James Lucania

856-384-2480

CCL INDUSTRIES TO ACQUIRE CHECKPOINT SYSTEMS

THOROFARE, N.J., March 2, 2016 – Checkpoint Systems, Inc. (NYSE: CKP), a leading global supplier of merchandise availability solutions for the retail industry, today announced that it has entered into a definitive agreement to be acquired by an affiliate of CCL Industries Inc., a world leader in specialty label and packaging solutions for global corporations, small business and consumers, for $10.15 per share in cash, for a total transaction value of approximately $443 million. The purchase price represents a premium of 29% over Checkpoint’s closing share price on March 1, 2016, and a 50% premium over the 30-day volume-weighted average price. The transaction is subject to specified closing conditions, including approval by a majority of Checkpoint’s shareholders.

Checkpoint’s board of directors has unanimously approved the merger agreement and recommends that its shareholders vote to approve the merger agreement. Checkpoint expects to hold a special meeting of its shareholders to consider and act upon the proposed merger as promptly as practicable. Details regarding the record date for, and the date, time and place of, the special meeting will be announced when finalized.

“This transaction represents a highly attractive premium for Checkpoint’s shareholders,” said Checkpoint Systems President and Chief Executive Officer, George Babich. “CCL is a recognized global leader in labeling and packaging. Checkpoint, as a division of CCL upon closing, will be able to invest in and grow Checkpoint’s industry leading hardware, software and consumables to create a unique offering, the future of inventory management for brand owners and leading retailers worldwide,” said Mr. Babich.

In connection with this transaction, Morgan Stanley & Co. LLC is serving as financial advisor and Latham & Watkins LLP and Stradley Ronon Stevens & Young, LLP are serving as legal counsel to Checkpoint.

Checkpoint will file with the Securities and Exchange Commission a report on Form 8-K regarding the transaction, which will include the merger agreement.

This announcement is neither a solicitation of proxies, an offer to purchase nor a solicitation of an offer to sell any securities, and it is not a substitute for any proxy statement or other proxy materials that may be filed or furnished with the SEC with respect to the proposed merger.

Checkpoint Systems, Inc.

Checkpoint Systems, Inc. (“Checkpoint” or the “Company”) is a global leader in merchandise availability solutions for the retail industry, encompassing loss prevention and merchandise visibility. Checkpoint provides end-to-end solutions enabling retailers to achieve accurate real-time inventory, accelerate the replenishment cycle, prevent out-of-stocks and reduce theft, thus improving merchandise availability and the shopper’s experience. Checkpoint’s solutions are built upon 45 years of radio frequency technology expertise, innovative high-theft and loss-prevention solutions, market-leading RFID hardware, software, and comprehensive labeling capabilities, to brand, secure and track merchandise from source to shelf. Checkpoint’s customers benefit from increased sales and profits by implementing merchandise availability solutions, to ensure the right merchandise is available at the right place and time when consumers are ready to buy. For more information, visit www.checkpointsystems.com.

Additional Information

A special shareholder meeting will be announced soon to obtain shareholder approval in connection with the proposed merger (the “Merger”) between the Company and CCL Industries Inc. (“CCL”). The Company expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger. Investors of the Company are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about the Company, CCL and the proposed Merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Checkpoint with the SEC at the SEC’s website at www.sec.gov, at Checkpoint’s website at http://us.checkpointsystems.com or by sending a written request to the Company at 101 Wolf Drive, PO Box 188, Thorofare, New Jersey, Attention: General Counsel.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s shareholders in connection with the proposed merger will be set forth in the Company’s definitive proxy statement for its special shareholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed Merger.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the merger and the ability to consummate the merger. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain shareholder approval as required for the Merger; (2) conditions to the closing of the Merger may not be satisfied and required regulatory approvals may not be obtained; (3) the Merger may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the Merger; (5) the outcome of any legal proceedings related to the Merger; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) the ability to recognize benefits of the Merger; (9) risks that the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; and (10) other risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all. If the Merger is consummated, the Company shareholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 28, 2014, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

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